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                                                                    EXHIBIT 23.1

                         CONSENT OF INVESTMENT BANKERS
                    LADENBURG THALMANN & CO. INC. LETTERHEAD

                                                                November 3, 1997

Gentlemen:

     We consent to the use, quotation and summarization in the Amendment No. 1 to Registration Statement on Form S-4 of our fairness opinion dated September 23, 1997, rendered to the Board of Directors of Game Financial Corporation in connection with the acquisition of Game Financial Corporation by Viad Corp, or a wholly-owned subsidiary of Viad Corp and to the use of our name, and the statements with respect to us, appearing in the Registration Statement, as amended.

                                          LADENBURG THALMANN & CO. INC.